UNITED STATES

                          SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C. 20549


                                       FORM 8-K



                                    CURRENT REPORT

                          Pursuant to Section 13 or 15(d) of
                        the Securities and Exchange Commission


                          Date of report:  January 26, 1996


                           ELECTRIC & GAS TECHNOLOGY, INC.
                (Exact name of registrant as specified in its charter)


               TEXAS                    0-14754                  75-0259192
          (State or other juris-               (Commission file)
          I.R.S. Employer Identif-
          dicition of incorporation
          ication No.)
          or organization)


                     13636 Neutron Road, Dallas, Texas 75244-4410
             (Address of principal executive offices, including zip code)


           Registrant telephone number (including area code) (214) 934-8797






          _________________________________________________________________
          _____________
                                                 Current report on Form 8-K
                                                                     Page 1

                                       FORM 8-K

                           ELECTRIC & GAS TECHNOLOGY, INC.


          Item 2.   Acquisition or Disposition of Assets.

               Electric & Gas Technology, Inc. ("ELGT") signed a "Letter of Intent" to acquire 80% of a privately owned company, Cooper Manufacturing Corporation ("Cooper") in exchange for preferred stock of ELGT valued at approximately $2,000,000 from two individuals who had recently acquired Cooper from Allied Products Corporation ("Allied"). On September 23, 1995, such Letter of Intent was amended to permit the parties in reaching a definitive purchase and sales agreement by December 31, 1995. The additional time was needed to complete an adequate investigation of Cooper's current financial and business status. ELGT and its affiliate agreed to arrange for interim financing and to help establish a line of credit for Cooper with a bank during this due diligence period. Allied, the former unaffiliated owner of Cooper was owed approximately $1,000,000 by Cooper and was personally guaranteed by the two individual owners. The Allied note was secured by all the assets of Cooper and a pledge of 100% of the believed to be outstanding stock of Cooper.

               During the due diligence period, ELGT became aware of numerous problems, inaccurate information, undisclosed creditors and others who allege were sold a portion Cooper's common stock. Based on these mounting adverse disclosures, ELGT in order to protect itself and its affiliates investment and advances to Cooper, entered into a "Note Purchase Agreement" with Allied. On December 15, 1995, ELGT closed on the Note Purchase Agreement with Allied, thereby obtaining Allied's right, title and interest in and to the Promissory Note and all security existing therefor and obligation of Cooper under this note and the Facility Agreement formerly executed by Cooper and its shareholders in exchange for $100,0000 in cash and a newly issued, 90,000 shares of, Series A, $10.00 par value, Preferred stock of ELGT. The promissory note was due on December 31, 1995 and demand for payment was made on Cooper and its guarantors.

               The individuals who's stock was pledged and who personally guaranteed the Allied Note, petitioned the court on behalf of Cooper to file for protection under the U.S. Bankruptcy laws in a Houston, Texas court. A hearing was held on January 17, 1996 and reconvened on January 19, 1996 in which the court deferred any decision pending settlement negotiations between the parties. ELGT believes the filing was improper as those individuals who petitioned the court as debtors in possession did not have standing for such petition. Although the outcome of any bankruptcy proceeding cannot be determined, ELGT believes it has the only secured creditor position and first rights to the assets of Cooper. Further, ELGT and its affiliate believes they will recover their investment and advances to Cooper and secure ownership of Cooper for the future.

          Item 7.   Financial Statements and Exhibits.

          4.7       Resolution    Designating   and    Specifying
                    Preference  and   Rights  of  Series   A,  7%
                    Convertible Preferred Stock.

          10.35          Letter  of  Intent   and  amendment
                         thereto,  between  Electric  &  Gas
                         Technology,   Inc.    and   Messrs.
                         Kenneth Brown and Joe Poe.

          10.36          Note  Purchase  Agreement,  between
                         Electric & Gas Technology, Inc. and
                         Allied Products Corporation.


                                      SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ELECTRIC  &  GAS   TECHNOLOGY,
          INC.



                                             By:  /s/ Edmund W. Bailey

                                                  Edmund W. Bailey
                                                  Vice President and CFO

          Date: January 26, 1996

                                   INDEX TO EXHIBIT

                                                               Sequentially
                                                                  Number
          Exhibit No.                      Description             Page

          4.7       Resolution Designating and Specifying Preference and
                1-9
                    Rights of Series A, 7% Convertible Preferred Stock.

          10.35 Letter of Intent and amendment thereto, between 10-14
                    Electric & Gas Technology, Inc. and Messrs. Kenneth Brown and Joe Poe.

          10.36          Note Purchase Agreement, between Electric & Gas
               15-21
                    Technology, Inc. and Allied Products Corporation.